Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of December 31, 2014, by and among the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers and the Trustee have heretofore executed and delivered an indenture dated as of August 1, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $300.0 million of 5.875% Senior Notes due 2021 (the “Notes) of the Issuers (as defined in the Indenture);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture to which such Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1.                  Agreement to be Bound.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2.                  Guarantee.  Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.                  Notices.  All notices and other communications to each Guaranteeing Subsidiary shall be given as provided in the Indenture to each Guaranteeing Subsidiary, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2.                  Merger and Consolidation.  Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuers or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(d) of the Indenture.

SECTION 3.3.                  Release of Guarantee.  Each Guarantee shall be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4.                  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5.                  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6.                  Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7.                  Benefits Acknowledged.  Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8.                  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9.                  The Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10.           Counterparts.  The parties hereto may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11.           Execution and Delivery.  Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12.           Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Guarantors:

LAFAYETTE PARK JV MEMBER LLC

By:	/s/ Marc Fox
Name: Marc Fox
Title: Chief Financial Officer

SERIES REIT OF LADDER MIDCO LLC

By:	/s/ Marc Fox
Name: Marc Fox
Title: Chief Financial Officer

SERIES TRS OF LADDER MIDCO LLC

By:	/s/ Kelly Porcella
Name: Kelly Porcella
Title: Associate General Counsel

SERIES REIT OF LADDER MIDCO II LLC

By:	/s/ Marc Fox
Name: Marc Fox
Title: Chief Financial Officer

SERIES TRS OF LADDER MIDCO II LLC

By:	/s/ Kelly Porcella
Name: Kelly Porcella
Title: Associate General Counsel

SERIES REIT OF LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Marc Fox
Name: Marc Fox
Title: Chief Financial Officer

SERIES TRS OF LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Kelly Porcella
Name: Kelly Porcella
Title: Associate General Counsel

[Signature page to First Supplemental Indenture]

LC TRS I LLC

		By:	/s/ Kelly Porcella
Name: Kelly Porcella
Title: Associate General Counsel

LC TRS III LLC

		By:	/s/ Kelly Porcella
Name: Kelly Porcella
Title: Associate General Counsel

LADDER CAPITAL INSURANCE LLC

		By:	/s/ Marc Fox
Name: Marc Fox
Title: Chief Financial Officer

Address for Guarantor Notices:

345 Park Avenue
8th Floor
New York, New York 10154

Acknowledged by:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Marc Fox
Name: Marc Fox
Title: Authorized Person

LADDER CAPITAL FINANCE CORPORATION

By:	/s/ Marc Fox
Name: Marc Fox
Title: Authorized Person

[Signature page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Schweiger
Name: Jane Y. Schweiger
Title: Vice President

[Signature page to First Supplemental Indenture]